Exhibit 4.1

REPUBLIC SERVICES, INC.

to

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as Trustee

SIXTEENTH SUPPLEMENTAL INDENTURE,

Dated as of March 24, 2025

$500,000,000

4.750% Notes due 2030

$700,000,000

5.150% Notes due 2035

Supplement to Indenture dated as of November 25, 2009

SIXTEENTH SUPPLEMENTAL INDENTURE, dated as of March 24, 2025 (the “Sixteenth Supplemental Indenture”), between REPUBLIC SERVICES, INC., a Delaware corporation (hereinafter called the “Company”) and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (as successor in interest to U.S. Bank National Association), as trustee under the Base Indenture referred to below (hereinafter called the “Trustee”).

WHEREAS, the Company entered into an Indenture dated as of November 25, 2009 (the “Base Indenture,” all capitalized terms used in this Sixteenth Supplemental Indenture and not otherwise defined being used as defined in the Base Indenture) (the Base Indenture, as supplemented, including as supplemented by this Sixteenth Supplemental Indenture is hereinafter collectively called the “Indenture”) with the Trustee, providing for the issuance of senior debt securities, unlimited as to principal amount, to bear such rates of interest, to mature at such time or times, to be issued in one or more series and to have such other provisions as authorized by or pursuant to the authority granted in one or more resolutions of the Board of Directors of the Company; and

WHEREAS, the Company proposes to issue (i) $500,000,000 aggregate principal amount of its 4.750% Notes due 2030 (the “2030 Notes”) and (ii) $700,000,000 aggregate principal amount of its 5.150% Notes due 2035 (the “2035 Notes”) (such notes in (i) and (ii) together being referred to herein as the “Notes” and all references to Securities in the Base Indenture shall be deemed to refer also to the Notes unless the context otherwise provides); and

WHEREAS, Section 9.01 of the Base Indenture provides that without the consent of the Holders of the Securities of any series issued under the Base Indenture, the Company, when authorized by a Board Resolution, and the Trustee may enter into one or more indentures supplemental to the Base Indenture to, among other things, establish the form or terms of securities of any series as permitted by Sections 2.01 and 3.01 thereof; and

WHEREAS, the entry into this Sixteenth Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Base Indenture; and

WHEREAS, all things necessary have been done to make this Sixteenth Supplemental Indenture, when executed and delivered by the Company, the legal, valid and binding agreement of the Company, in accordance with its terms; and

WHEREAS, all things necessary have been done to make the Notes, when executed and delivered by the Company and authenticated by the Trustee as provided for in the Indenture, the legal, valid and binding agreements of the Company, in accordance with their terms; and

NOW, THEREFORE, THIS SIXTEENTH SUPPLEMENTAL INDENTURE WITNESSETH:

The parties hereto mutually covenant and agree as follows:

SECTION 1. The Base Indenture is hereby amended solely with respect to the Notes, except as otherwise expressly provided herein, as follows:

(A) By amending Section 1.01 to replace in whole the following definitions thereto in lieu of the corresponding existing definitions, so that in the event of a conflict with the definition of terms in the Base Indenture, the following definitions shall control:

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed (assuming that such Notes matured on the applicable Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Notes (assuming that such Notes matured on the applicable Par Call Date).

“Comparable Treasury Price” means, with respect to any Redemption Date, (A) the average of six Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations; or (B) if the Independent Investment Banker obtains fewer than six such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of BofA Securities, Inc., J.P. Morgan Securities LLC or Wells Fargo Securities, LLC as selected by the Company, and their respective successors, or if each of such firms is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Reference Treasury Dealer” means (1) each of BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute for such firm another Primary Treasury Dealer, and (2) up to three additional Primary Treasury Dealers selected by the Independent Investment Banker after consultation with the Company.

“Restricted Subsidiary” means any Subsidiary of the Company which, at the time of determination, owns or is a lessee pursuant to a capital lease of any Principal Property.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Treasury Rate” means, with respect to any Redemption Date, (1) the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the applicable Par Call Date, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month; provided, that if the period from the Redemption Date to the Par Call Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used); or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate will be calculated on the third Business Day preceding the Redemption Date.

(B) By amending Section 1.01 to add the following new definitions in correct alphabetical order:

“2030 Notes” has the meaning set forth in the Recitals.

“2035 Notes” has the meaning set forth in the Recitals.

“2030 Par Call Date” has the meaning set forth in Section 11.01.

“2035 Par Call Date” has the meaning set forth in Section 11.01.

“Change of Control” means the occurrence of any of the following after the date of issuance of the Notes:

1. the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) other than to the Company or one of its Subsidiaries;

2. the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act, it being agreed that an employee of the Company or any of its Subsidiaries for whom shares are held under an employee stock ownership, employee retirement, employee savings or similar plan and whose shares are voted in accordance with the instructions of such employee shall not be a member of a “group” (as that term is used in Section 13(d)(3) of the Exchange Act) solely because such employee’s shares are held by a trustee under said plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of the Company’s Voting Stock representing more than 50% of the voting power of its outstanding Voting Stock;

3. the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Company’s Voting Stock outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for, Voting Stock representing more than 50% of the voting power of the Voting Stock of the surviving Person immediately after giving effect to such transaction;

4. during any period of 24 consecutive calendar months, the majority of the members of the Company’s Board of Directors shall no longer be composed of individuals (a) who were members of the Company’s Board of Directors on the first day of such period or (b) whose election or nomination to the Company’s Board of Directors was approved by individuals referred to in clause (a) above constituting, at the time of such election or nomination, at least a majority of the Company’s Board of Directors or, if directors are nominated by a committee of the Company’s Board of Directors, constituting at the time of such nomination, at least a majority of such committee; or

5. the adoption of a plan relating to the Company’s liquidation or dissolution.

“Change of Control Triggering Event” means, with respect to the relevant series of Notes, such Notes cease to be rated Investment Grade by each of the Rating Agencies on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change). If a Rating Agency is not providing a rating for the relevant series of Notes at the commencement of any Trigger Period, such Notes will be deemed to have ceased to be rated Investment Grade by such Rating Agency during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P), and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by the Company under the circumstances permitting the Company to select a replacement agency and in the manner for selecting a replacement agency, in each case as set forth in the definition of “Rating Agency.”

“Notes” has the meaning set forth in the Recitals.

“Par Call Date” means either the 2030 Par Call Date or the 2035 Par Call Date, as the case may be.

“Rating Agency” means each of Moody’s and S&P; provided, that if either of Moody’s or S&P ceases to rate the 2030 Notes or the 2035 Notes, as applicable, or fails to make a rating of the relevant series of Notes publicly available for reasons outside the Company’s control, the Company may appoint another “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act as a replacement for such Rating Agency for the relevant series of Notes; provided, that the Company shall give notice of such appointment to the Trustee.

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

(C) By amending Section 4.01 by adding the following sentence at the end of thereof:

“Both Section 4.02 (defeasance and discharge) and Section 4.03 (covenant defeasance) shall apply to each of the 2030 Notes and the 2035 Notes.”

(D) By replacing Section 4.03 in its entirety with the following:

“Upon the Company’s exercise of the option applicable to this Section 4.03 with respect to any series of Notes, the Company shall be released from its obligations under any covenant or provision contained or referred to in Sections 10.05, 10.06, 10.07 and 14.01, with respect to the Defeased Securities, on and after the date the conditions set forth in Section 4.04 below are satisfied (hereinafter, “covenant defeasance”), and the Defeased Securities shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder, and the Events of Default under Section 5.01(c), (d) and (e) shall cease to be in full force and effect with respect to such Notes. For this purpose, such covenant defeasance means that, with respect to the Defeased Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of reference in any such Section to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01(c), (d) and (e) but, except as specified above, the remainder of this Indenture and such Defeased Securities shall be unaffected thereby.”

(E) By amending Section 9.01 by:

(a)	deleting the period at the end of clause (m) and inserting the following: “; and”; and

(b)	inserting the following clause after clause (m):

“(n) to add additional Securities of the same class and series in one or more tranches from time to time.”

(F) By amending Section 9.02 by:

(a)	deleting the word “or” at the end of clause (j);

(b)	deleting the period at the end of clause (k) and inserting the following: “; or”; and

(c)	inserting the following clause after clause (k):

“(l) amend, change or modify the Company’s obligation to make and consummate a Change of Control Offer in the event of a Change of Control Triggering Event in accordance with Section 14.01 after such Change of Control Triggering Event has occurred, including amending, changing or modifying any definition related thereto.”

(G) By inserting after the first sentence in Section 3.01 the following:

“The aggregate principal amount of Notes which may be issued under this Indenture shall be unlimited and the Company may issue additional notes of the same class and series as any of the Notes (the “Additional Notes”) in one or more tranches from time to time, without notice to or the consent of existing Holders of the Securities of any series, including the Notes. The Additional Notes shall have the same terms as all other Notes of the same class and series and all references to the Notes in the Indenture shall be deemed to also refer to the Additional Notes. The Additional Notes shall vote as a class with all other Notes of such same class and series as to matters as to which such Notes have a vote.”

(H) By replacing Section 11.01 in its entirety with the following:

“(a) Prior to June 15, 2030 (one month prior to the Stated Maturity of the 2030 Notes) (the “2030 Par Call Date”), the 2030 Notes will be redeemable, in whole or in part, at the option of the Company, at any time or from time to time, at a Redemption Price equal to the greater of:

(1) 100% of the principal amount of the 2030 Notes to be redeemed, and

(2) the sum of the present values of the remaining scheduled payments of principal and interest on the 2030 Notes to be redeemed (assuming that such 2030 Notes matured on the 2030 Par Call Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate, plus 15 basis points.

In the case of each of clauses (1) and (2), accrued and unpaid interest will be payable to, but excluding, the Redemption Date, if any (subject to the right of holders of record of such 2030 Notes on the relevant record date to receive interest due on an Interest Payment Date).

(b) On or after the 2030 Par Call Date, the 2030 Notes will be redeemable, in whole or in part, at the option of the Company, at any time or from time to time, at a Redemption Price equal to 100% of the principal amount of the 2030 Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date, if any (subject to the right of holders of record of such 2030 Notes on the relevant record date to receive interest due on an Interest Payment Date).”

(c) Prior to December 15, 2034 (three months prior to the Stated Maturity of the 2035 Notes) (the “2035 Par Call Date”), the 2035 Notes will be redeemable, in whole or in part, at the option of the Company, at any time or from time to time, at a Redemption Price equal to the greater of:

(1) 100% of the principal amount of the 2035 Notes to be redeemed, and

(2) the sum of the present values of the remaining scheduled payments of principal and interest on the 2035 Notes to be redeemed (assuming that such 2035 Notes matured on the 2035 Par Call Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate, plus 15 basis points.

In the case of each of clauses (1) and (2), accrued and unpaid interest will be payable to, but excluding, the Redemption Date, if any (subject to the right of holders of record of such 2035 Notes on the relevant record date to receive interest due on an Interest Payment Date).

(d) On or after the 2035 Par Call Date, the 2035 Notes will be redeemable, in whole or in part, at the option of the Company, at any time or from time to time, at a Redemption Price equal to 100% of the principal amount of the 2035 Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date, if any (subject to the right of holders of record of such 2035 Notes on the relevant record date to receive interest due on an Interest Payment Date).”

(I) By amending Section 11.04 by deleting the number 30 and inserting “10”.

(J) By amending Section 11.05 by deleting the number 30 and inserting “10”.

(K) By replacing the first sentence in Section 11.06 with the following:

“On or prior to 10:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company or any of its Affiliates is acting as Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money in same day funds sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date or Special Payment Date) accrued and unpaid interest on, all the applicable series of Securities or portions thereof which are to be redeemed.”

(L) By adding as a new “Article XIV” thereto the following:

“Article XIV

Repurchase of Notes at the Option of the Holders

Section 14.01. REPURCHASE AT OPTION OF HOLDERS UPON A CHANGE OF CONTROL

(a) Upon the occurrence of a Change of Control Triggering Event with respect to the 2030 Notes or the 2035 Notes, as the case may be, unless the Company has exercised its right to redeem such Notes pursuant to Article XI of the Indenture, each Holder of the relevant series of Notes shall have the right to require the Company to purchase all or a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (the “Change of Control Payment”), subject to the rights of such Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date.

(b) Within 30 days following the date upon which the Change of Control Triggering Event occurred with respect to the relevant series of Notes, or at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company shall send, by first class mail, a notice to each Holder of such Notes, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer.

Such notice shall state:

(i) the events causing the Change of Control;

(ii) the date of the Change of Control;

(iii) the amount of the Change of Control Payment;

(iv) that the Holder must exercise the repurchase right prior to the close of business on the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”);

(v) if the notice is mailed prior to any Change of Control but after the public announcement of the pending Change of Control, that the offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date;

(vi) the name and address of the Paying Agent;

(vii) that the Holder must complete the Change of Control Repurchase Notice (as defined below) to participate in the Change of Control Offer; and

(viii) any other procedures that Holders must follow to require the Company to repurchase the relevant series of Notes.

(c) Repurchases of the relevant series of Notes under this Section 14.01 shall be made, at the option of the Holder thereof, upon

(i) delivery to the Trustee (or other Paying Agent appointed by the Company) by a Holder of a duly completed notice (the “Change of Control Repurchase Notice”) in the form set forth on the reverse of the relevant Note at any time prior to 5:00 p.m., New York City Time, on the Change of Control Payment Date; or

(ii) delivery or book-entry transfer of the Notes of the relevant series to the Trustee (or other Paying Agent appointed by the Company) at any time after delivery of the Change of Control Repurchase Notice (together with all necessary endorsements) at the Corporate Trust Office of the Trustee or the corporate trust office of its Affiliate (or other Paying Agent appointed by the Company) in the Borough of Manhattan, such delivery being a condition to receipt by the Holder of the Change of Control Payment therefor; provided that such Change of Control Payment shall be so paid pursuant to this Section 14.01 only if such Note so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Change of Control Repurchase Notice.

The Change of Control Repurchase Notice shall state:

(i) if certificated, the certificate numbers of Notes to be delivered for repurchase;

(ii) the portion of the principal amount of Notes to be repurchased, which must be $2,000 or an integral multiple of $1,000 in excess thereof;

(iii) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and the Indenture; and

(iv) if such Change of Control Repurchase Notice is delivered prior to the occurrence of a Change of Control pursuant to a definitive agreement giving rise to a Change of Control, that the Holder acknowledges that the Company’s offer is conditioned on the consummation of such Change of Control.

provided, however, that if the Notes are not in certificated form, the Change of Control Repurchase Notice must comply with appropriate procedures of the Depositary.

(d) On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i) accept or cause a third party to accept for payment all of the relevant series of Notes or portions of such Notes properly tendered pursuant to the Change of Control Offer,

(ii) deposit or cause a third party to deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all of the relevant series of Notes or portions of such Notes properly tendered, and

(iii) deliver or cause to be delivered to the Trustee the Notes of the relevant series properly accepted together with an Officers’ Certificate stating the aggregate principal amount of such Notes or portions of Notes being repurchased.

(e) The Company shall not be required to make a Change of Control Offer with respect to the relevant series of Notes if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all the Notes properly tendered and not withdrawn under its offer.

Section 14.02. COMPLIANCE WITH TENDER OFFER RULES

The Company shall comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the relevant series of Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Company shall comply with those securities laws and regulations and shall not be deemed to have breached the Company’s obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.”

(M) The form of Security attached as Exhibit A-1 hereto shall be the form of Note for the series of 2030 Notes established by this Sixteenth Supplemental Indenture and the terms therein shall be incorporated by reference into this Sixteenth Supplemental Indenture. The form of Security attached as Exhibit A-2 hereto shall be the form of Note for the series of 2035 Notes established by this Sixteenth Supplemental Indenture and the terms therein shall be incorporated by reference into this Sixteenth Supplemental Indenture.

SECTION 2. Unless otherwise supplemented or amended by this Sixteenth Supplemental Indenture, the Base Indenture is incorporated by reference in full into this Sixteenth Supplemental Indenture, and all parties to this Sixteenth Supplemental Indenture agree to be bound by the terms and provisions of the Base Indenture as supplemented and amended by this Sixteenth Supplemental Indenture. The Base Indenture and this Sixteenth Supplemental Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this Sixteenth Supplemental Indenture supersede any similar provisions included in the Base Indenture unless not permitted by law.

SECTION 3. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Sixteenth Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

SECTION 4. All covenants and agreements in this Sixteenth Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 5. In case any provision in this Sixteenth Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions herein and therein shall not in any way be affected or impaired thereby.

SECTION 6. Nothing in this Sixteenth Supplemental Indenture, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of the Notes any benefit or any legal or equitable right, remedy or claim under this Sixteenth Supplemental Indenture.

SECTION 7. This Sixteenth Supplemental Indenture and each Note shall be deemed to be a contract made under the laws of the State of New York and this Sixteenth Supplemental Indenture and each such Note shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 8. All terms used in this Sixteenth Supplemental Indenture not otherwise defined herein that are defined in the Base Indenture shall have the meanings set forth therein.

SECTION 9. This Sixteenth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page hereto by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart of this Sixteenth Supplemental Indenture.

SECTION 10. The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Sixteenth Supplemental Indenture or the Notes. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Sixteenth Supplemental Indenture to be duly executed all as of the day and year first above written.

REPUBLIC SERVICES, INC., as Issuer

By:
	Name:	Calvin R. Boyd
	Title:	Vice President, Finance and Treasurer

[Signature Page to Sixteenth Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

[Signature Page to Sixteenth Supplemental Indenture]

EXHIBIT A-1

[FORM OF FACE OF SECURITY]

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 3.06 OF THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

[1]	These paragraphs should be included only if the Note is issued in global form.

A-1-1

REPUBLIC SERVICES, INC.

4.750% NOTES DUE 2030

CUSIP NO. 760759 BL3

ISIN NO. US760759BL30

No. _______	$___________________

Republic Services, Inc., a Delaware corporation (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________________ or its registered assigns, the principal sum of ____________________ ($___________________) United States dollars[, or such greater or lesser amount as may from time to time be endorsed on the Schedule of Increases and Decreases of Interests in the Global Note attached hereto (but in no event may such amount exceed the aggregate principal amount of Notes authenticated pursuant to Section 3.03 of the Indenture referred to below and then Outstanding pursuant to the terms of the Indenture)]2, on July 15, 2030, at the office or agency of the Company referred to below, and to pay interest thereon from ____________________ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on January 15 and July 15 in each year, commencing July 15, 2025 at the rate of 4.750% per annum, in United States dollars, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or any Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the interest rate borne by the Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Security (or any Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice thereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of the principal of, premium, if any, and interest on, this Security, and exchange or transfer of this Security, will be made at the office or agency of the Company in The City of New York maintained for such purpose (which initially will be a corporate trust office of the Trustee or its affiliate located at 100 Wall Street, Suite 1600, New York, NY 10005), or at such other office or agency as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register.

[2]	Use if Global Security

A-1-2

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof or by the authenticating agent appointed as provided in the Indenture by manual signature of an authorized signer, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signature of one of its authorized officers.

REPUBLIC SERVICES, INC., as Issuer

By:
Name:
Title:

A-1-3

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 4.750% Notes due 2030 referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

A-1-4

[FORM OF REVERSE SIDE OF SECURITY]

REPUBLIC SERVICES, INC.

4.750% Notes due 2030

This Security is one of a duly authorized issue of Securities of the Company designated as its 4.750% Notes due 2030 (herein called the “Securities”), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $500,000,000, issued under and subject to the terms of an indenture (herein called the “Indenture”) dated as of November 25, 2009, between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), as supplemented by a Sixteenth Supplemental Indenture, dated as of March 24, 2025, between the Company and the Trustee to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

Prior to June 15, 2030 (one month prior to their Stated Maturity) (the “2030 Par Call Date”), the Securities may be redeemed, as a whole or in part, at the option of the Company, at any time or from time to time at a Redemption Price equal to the greater of (1) 100% of the principal amount of the Securities to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (assuming such Securities matured on the 2030 Par Call Date), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate, plus 15 basis points, plus, in each case, accrued and unpaid interest to, but excluding, the Redemption Date, if any (subject to the right of holders of record of such Securities on the relevant record date to receive interest due on an Interest Payment Date). On or after the 2030 Par Call Date, the Securities may be redeemed in whole or in part, at the option of the Company, at any time or from time to time at a Redemption Price equal to 100% of the principal amount of the Securities to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date, if any (subject to the right of holders of record of such Securities on the relevant record date to receive interest due on an Interest Payment Date).

Any redemption may be made upon not less than 10 and not more than 60 days’ notice to the Holders thereof as provided in the Indenture.

If less than all of the Securities are to be redeemed, the Trustee shall select, not more than 60 nor less than 10 days before the Redemption Date, the Securities or portions thereof to be redeemed, by such method the Trustee shall deem fair and appropriate.

In the case of any redemption of Securities in accordance with the Indenture, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities of record as of the close of business on the relevant Regular Record Date or Special Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

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In the event of a redemption or repurchase of this Security in accordance with the Indenture in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

Upon the occurrence of a Change of Control Triggering Event with respect to the Securities, unless the Company has exercised its right to redeem the Securities pursuant to Article XI of the Indenture, each Holder of the Securities shall have the right to require the Company to purchase all or a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Security pursuant to Article XIV of the Indenture.

If an Event of Default shall occur and be continuing, the principal amount of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of (a) the entire Indebtedness on the Securities and (b) certain covenants and Defaults and Events of Default, in each case upon compliance with certain conditions set forth therein.

The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holders and certain amendments which require the consent of all of the Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture and the Securities at any time by the Company and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time Outstanding that are affected. The Indenture also contains provisions permitting the Holders of at least a majority in aggregate principal amount of the Securities (100% of the Holders in certain circumstances) at the time Outstanding that are affected, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and the Securities of such series and certain past Defaults and Events of Default under the Indenture and the Securities and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company or any other obligor on the Securities (in the event such other obligor is obligated to make payments in respect of the Securities), which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on, this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

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The Securities in certificated form are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a differing authorized denomination, as requested by the Holder surrendering the same.

Except as indicated in the Indenture, no service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

A-1-7

CHANGE OF CONTROL REPURCHASE NOTICE

If you want to elect to have only part of the Security purchased by the Company pursuant to Section 14.01 of the Indenture, state the amount you elect to have purchased:

$_______________________

Date:___________________

Your Signature:_____________________________

(Sign exactly as your name appears on the face of this Security)

Tax Identification No: _______________________

Signature Guarantee*:_______________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-1-8

SCHEDULE OF INCREASES AND DECREASES OF INTERESTS

IN THE GLOBAL SECURITY3

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee or Note Custodian

[3]	This should be included only if the Security is a Global Security.

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EXHIBIT A-2

[FORM OF FACE OF SECURITY]

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 3.06 OF THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]4

[4]	These paragraphs should be included only if the Note is issued in global form.

A-2-1

REPUBLIC SERVICES, INC.

5.150% NOTES DUE 2035

CUSIP NO. 760759 BM1

ISIN NO. US760759BM13

No. _______	$___________________

Republic Services, Inc., a Delaware corporation (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________________ or its registered assigns, the principal sum of ____________________ ($___________________) United States dollars[, or such greater or lesser amount as may from time to time be endorsed on the Schedule of Increases and Decreases of Interests in the Global Note attached hereto (but in no event may such amount exceed the aggregate principal amount of Notes authenticated pursuant to Section 3.03 of the Indenture referred to below and then Outstanding pursuant to the terms of the Indenture)]5, on March 15, 2035, at the office or agency of the Company referred to below, and to pay interest thereon from ____________________ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 15 and September 15 in each year, commencing September 15, 2025 at the rate of 5.150% per annum, in United States dollars, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or any Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the interest rate borne by the Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Security (or any Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice thereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of the principal of, premium, if any, and interest on, this Security, and exchange or transfer of this Security, will be made at the office or agency of the Company in The City of New York maintained for such purpose (which initially will be a corporate trust office of the Trustee or its affiliate located at 100 Wall Street, Suite 1600, New York, NY 10005), or at such other office or agency as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register.

[5]	Use if Global Security

A-2-2

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof or by the authenticating agent appointed as provided in the Indenture by manual signature of an authorized signer, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signature of one of its authorized officers.

REPUBLIC SERVICES, INC., as Issuer

By:
Name:
Title:

A-2-3

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 5.150% Notes due 2035 referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

A-2-4

[FORM OF REVERSE SIDE OF SECURITY]

REPUBLIC SERVICES, INC.

5.150% Notes due 2035

This Security is one of a duly authorized issue of Securities of the Company designated as its 5.150% Notes due 2035 (herein called the “Securities”), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $700,000,000, issued under and subject to the terms of an indenture (herein called the “Indenture”) dated as of November 25, 2009, between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), as supplemented by a Sixteenth Supplemental Indenture, dated as of March 24, 2025, between the Company and the Trustee to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

Prior to December 15, 2034 (three months prior to their Stated Maturity) (the “2035 Par Call Date”), the Securities may be redeemed, as a whole or in part, at the option of the Company, at any time or from time to time at a Redemption Price equal to the greater of (1) 100% of the principal amount of the Securities to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (assuming such Securities matured on the 2035 Par Call Date), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate, plus 15 basis points, plus, in each case, accrued and unpaid interest to, but excluding, the Redemption Date, if any (subject to the right of holders of record of such Securities on the relevant record date to receive interest due on an Interest Payment Date). On or after the 2035 Par Call Date, the Securities may be redeemed in whole or in part, at the option of the Company, at any time or from time to time at a Redemption Price equal to 100% of the principal amount of the Securities to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date, if any (subject to the right of holders of record of such Securities on the relevant record date to receive interest due on an Interest Payment Date).

Any redemption may be made upon not less than 10 and not more than 60 days’ notice to the Holders thereof as provided in the Indenture.

If less than all of the Securities are to be redeemed, the Trustee shall select, not more than 60 nor less than 10 days before the Redemption Date, the Securities or portions thereof to be redeemed, by such method the Trustee shall deem fair and appropriate.

In the case of any redemption of Securities in accordance with the Indenture, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities of record as of the close of business on the relevant Regular Record Date or Special Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

A-2-5

In the event of a redemption or repurchase of this Security in accordance with the Indenture in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

Upon the occurrence of a Change of Control Triggering Event with respect to the Securities, unless the Company has exercised its right to redeem the Securities pursuant to Article XI of the Indenture, each Holder of the Securities shall have the right to require the Company to purchase all or a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Security pursuant to Article XIV of the Indenture.

If an Event of Default shall occur and be continuing, the principal amount of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of (a) the entire Indebtedness on the Securities and (b) certain covenants and Defaults and Events of Default, in each case upon compliance with certain conditions set forth therein.

The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holders and certain amendments which require the consent of all of the Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture and the Securities at any time by the Company and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time Outstanding that are affected. The Indenture also contains provisions permitting the Holders of at least a majority in aggregate principal amount of the Securities (100% of the Holders in certain circumstances) at the time Outstanding that are affected, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and the Securities of such series and certain past Defaults and Events of Default under the Indenture and the Securities and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company or any other obligor on the Securities (in the event such other obligor is obligated to make payments in respect of the Securities), which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on, this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

A-2-6

The Securities in certificated form are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a differing authorized denomination, as requested by the Holder surrendering the same.

Except as indicated in the Indenture, no service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

A-2-7

CHANGE OF CONTROL REPURCHASE NOTICE

If you want to elect to have only part of the Security purchased by the Company pursuant to Section 14.01 of the Indenture, state the amount you elect to have purchased:

$_______________________

Date:___________________

Your Signature:_____________________________

(Sign exactly as your name appears on the face of this Security)

Tax Identification No: _______________________

Signature Guarantee*:_______________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-2-8

SCHEDULE OF INCREASES AND DECREASES OF INTERESTS

IN THE GLOBAL SECURITY6

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee or Note Custodian

[6]	This should be included only if the Security is a Global Security.

A-2-9